                                                                    EXHIBIT 99.1

                        [INTERNATIONAL DATA CORPORATION]

September 10, 1999

To whom it may concern:

We have reviewed the information in the section entitled "Business" attributed to International Data Corporations as summarized by Ashford.com, Inc. in its Form S-1 Registration Statement, filed August 24, 1999, and as may be amended from time to time ("S-1 Filing"). The information provided by Ashford.com, Inc. in it's S-1 Filing is accurate and true, and the information provided by Ashford.com, Inc. regarding internet usage and online commerce is accurately based on International Data Corporation's research. International Data Corporation hereby consents to Ashford.com, Inc. summarizing International Data Corporation's findings in S-1 Filing.

Respectfully submitted

International Data Corporation

By: /s/ FRANK GENS
    --------------------------------------------
        Frank Gens
        Senior Vice President, Internet Research